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                                      NVB
                              North Valley Bancorp



North Valley Bancorp Announces New Brands and Logo

January 24, 2005 - REDDING, CA - North Valley Bancorp (NASDAQ:NOVB), a multi-bank holding company with $866 million in assets, today announced plans to change its corporate look and brand, updating a logo that was established in 1972. North Valley Bancorp ("the Company") is the parent company for North Valley Bank ("NVB"), Six Rivers Bank, a division of NVB ("Six Rivers"), and Yolo Community Bank. ("YCB")

         On January 18, 2005 the Board of Directors of YCB approved the changing of their franchise name to NVB Business Bank. In conjunction with this, North Valley Bank and the Six Rivers division will be named North Valley Bank. These changes were approved by the North Valley Bancorp Board of Directors on January 20, 2005 and the YCB name change is subject to regulatory approval. YCB will continue to operate as a wholly-owned subsidiary of North Valley Bancorp.

         Business-focused locations will carry the NVB Business Bank name and will continue to provide complete business banking services to its commercial clients. Retail-oriented locations will all carry the North Valley Bank name with a new logo.

         "Our Company is currently represented by three separate brands in nine counties. By consolidating our look and name style we enable our customers to identify with a single brand that encompasses all of our people, products, and markets. Our goal is to build on that brand which continues to be a market leader in Northern California," stated President and CEO Mike Cushman.

         North Valley Bancorp is a multi-bank holding company headquartered in Redding, California. North Valley Bank operates thirteen commercial banking offices in Shasta and Trinity Counties in Northern California including two in-store supermarket branches and a Business Banking Center. Six Rivers Bank, a division of North Valley Bank, operates seven commercial banking offices in Humboldt, Del Norte, and Mendocino Counties. YCB operates three commercial banking offices in Yolo, Solano, and Placer Counties in Northern California. North Valley Bancorp, through its subsidiary banks, offers a wide range of consumer and business banking deposit products and services including internet banking and cash management services. In addition to these depository services, North Valley Bank engages in a full complement of lending activities including consumer, commercial and real estate loans, with particular emphasis on short and medium term loans and installment loans through the Dealer Finance Division. NVB has SBA Preferred Lender status and provides investment services to its customers through an affiliated relationship. Visit the Company's website address at www.nvbancorp.com.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release.


For further information contact:
Michael J. Cushman                           Edward J. Czajka
President & Chief Executive Officer          Executive Vice President & Chief
(530) 226-2900    Fax: (530) 221-4877         Financial Officer
John A. DiMichele                            (530) 226-2900  Fax: (530) 221-4877
President & CEO, Yolo Community Bank
(530) 668-5800